UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
 Date of report (Date of earliest event reported): May 18, 2026

Commission File Number: 1-39804

Exact name of registrant as specified in its charter:
TEXAS PACIFIC LAND CORPORATION

State or other jurisdiction of incorporation or organization:	IRS Employer Identification No.:
Delaware	75-0279735

Address of principal executive offices:
 2699 Howell Street, Suite 800 Dallas, Texas 75204

Registrant’s telephone number, including area code:
214-969-5530

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value $.01 per share)	TPL	New York Stock Exchange
NYSE Texas, Inc.

Item 7.01.	Regulation FD Disclosure.
Texas Pacific Land Corporation (the “Company”) is furnishing a copy of a presentation (the “Presentation”) that the Company intends to use, in whole or in part, during its presentation at the Company’s Investor Day on May 18, 2026 in Midland, Texas. A copy of the Presentation is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information contained in the Presentation is summary information that is intended to be considered in the context of the Company’s Securities and Exchange Commission filings and other public announcements that the Company may make, by press release or otherwise, from time to time. The Company undertakes no duty or obligation to publicly update or revise the information contained in the Presentation, although it may do so from time to time as its management believes is warranted.

The information included in this Item 7.01 of this Current Report on Form 8-K, including the attached Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.
	(d)	Exhibits.
		99.1	Investor Presentation (furnished pursuant to Item 7.01).
		104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TEXAS PACIFIC LAND CORPORATION

Date:	May 18, 2026	By:	/s/ Micheal W. Dobbs
Micheal W. Dobbs
SVP, General Counsel and Secretary